Exhibit 99.1

Press Release Luna Innovations Incorporated 1703 South Jefferson Street SW, Suite 400 Roanoke, VA 24016

Media Contact:	Investor Contact:
Karin Clark	Sally Beerbower
Luna Innovations Incorporated	Qorvis Communications
Email: kclark@lunainnovations.com	Email: ir@lunainnovations.com
Phone: 1.540.769.8400	Phone: 1.703.744.7800

Luna Innovations Signs Multi-Year Development and Supply

Agreement with Intuitive Surgical

Luna’s Sensing Technology to be Integrated into Intuitive’s Surgical

Products

ROANOKE, Virginia – June 14, 2007. Luna Innovations Incorporated (NASDAQ: LUNA) announced today that it has entered into an IP licensing, development, and supply agreement with Intuitive Surgical, Inc. (NASDAQ: ISRG), the global technology leader in robotic-assisted minimally invasive surgery (MIS). Under the terms of the multi-year agreement, Luna will develop and supply its fiber optic-based shape sensing and position tracking system for integration into Intuitive Surgical’s products, which includes the da Vinci® Surgical System.

“This agreement with Intuitive Surgical expands our presence within the medical devices market and further demonstrates the strength of our business model focused on the commercialization of our proprietary technologies and intellectual property. Our technology, partnered with the world leader in medical robotics, will help surgeons precisely guide and control surgical tools during robotically assisted procedures,” stated Kent Murphy, Luna’s Chairman and Chief Executive Officer. “It’s truly rewarding to know that Luna’s technology will be assisting in complex minimally invasive surgery helping to ensure the best outcome for patients.”

“We view Luna as the clear technology leader in the area of advanced shape sensing and position tracking systems” said Gary Guthart, Intuitive’s Chief Operating Officer. “We look forward to working closely with Luna on the integration of our two technologies.”

Luna’s shape sensing and position tracking system promises to provide real-time position measurements to help surgeons navigate through the body. The system consists of software, instrumentation and disposable optical sensing fiber. Luna’s technology, originally developed at NASA and recognized as

~ MORE ~

LUNA INNOVATIONS INCORPORATED	Luna, Page 2

having use in medical applications since early 2005, is unique and designed to provide the user with an accurate, direct and continuous measurement of device location with no adverse effect from line of sight limitations and without introducing electrical signals or radiation into the body.

About Luna Innovations:

Luna Innovations Incorporated develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. Luna’s products are used to measure, monitor, protect, and improve critical processes in the markets they serve. Through its disciplined commercialization business model, Luna has become a recognized leader in transitioning science to solutions. Luna is headquartered in Roanoke, Virginia.

Forward Looking Statements:

This release includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements regarding (i) whether Luna will successfully develop and supply its fiber optic-based position tracking system for integration into the next generation of Intuitive Surgical’s MIS products, and (ii) whether Luna’s technology will allow surgeons to precisely guide and control surgical tools during robotically assisted procedures. Actual results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including (a) the scope and strength of Luna’s intellectual property underlying Luna’s technology that supports the Supply and Development Agreement, (b) Luna’s ability to perform its obligations under the Supply and Development Agreement, (c) the extent to which Intuitive Surgical utilizes Luna’s services under the Supply and Development Agreement, and (d) other underlying risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at http://www.sec.gov, and at the company’s website at http://www.lunainnovations.com. The statements made in this release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements after the date of this release.